Exhibit 99.1

Ingles Markets, Incorporated Reports Results for Fourth Quarter and Fiscal Year 2023

ASHEVILLE, N.C.--(BUSINESS WIRE)--November 29, 2023--Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the three and twelve months ended September 30, 2023.

Robert P. Ingle II, Chairman of the Board, stated, “We are happy to report results for the quarter and year-end. We continue to thank our associates for the dedication and hard work they provide to serve our customers.”

Fourth Quarter Results

Net sales totaled $1.58 billion for the quarter ended September 30, 2023, compared with $1.45 billion for the quarter ended September 24, 2022. Fourth quarter results of fiscal 2023 had 14 weeks compared to 13 weeks for the fourth quarter of fiscal 2022.

Gross profit for the fourth quarter of fiscal 2023 totaled $369.7 million, or 23.3% of sales. Gross profit for the fourth quarter of fiscal 2022 was $364.8 million, or 25.1% of sales.

Operating and administrative expenses for the fourth quarter of fiscal 2023 totaled $299.4 million compared with $268.0 million for the fourth quarter of fiscal 2022.

Interest expense totaled $5.9 million for the fourth quarter of fiscal 2023 compared with $5.4 million for the fourth quarter of fiscal 2022. Total debt at the end of fiscal 2023 was $550.2 million compared with $571.9 million at the end of fiscal 2022.

Net income totaled $52.6 million for the fourth quarter of fiscal 2023 quarter compared with $70.2 million for the fourth quarter of fiscal 2022. Basic and diluted earnings per share for Class A Common Stock were $2.83 and $2.77, respectively, for the quarter ended September 30, 2023, compared with $3.78 and $3.69, respectively, for the quarter ended September 24, 2022. Basic and diluted earnings per share for Class B Common Stock were each $2.57 for the quarter ended September 30, 2023 and $3.43 for the quarter ended September 24, 2022.

Annual Results

Net sales totaled $5.89 billion for the fiscal year ended September 30, 2023, compared with $5.68 billion for the fiscal year ended September 24, 2022. Fiscal year ended September 30, 2023 had 53 weeks and fiscal year ended September 24, 2022 had 52 weeks.

Gross profit for the fiscal year ended September 30, 2023 totaled $1.40 billion, or 23.8% of sales. Gross profit for the fiscal year ended September 24, 2022 totaled $1.42 billion, or 24.9% of sales.

Operating and administrative expenses totaled $1.1 billion for the fiscal year ended September 30, 2023, and $1.0 billion for the fiscal year ended September 24, 2022.

Interest expense was $22.1 million for the fiscal year ended September 30, 2023, compared with $21.5 million for the fiscal year ended September 24, 2022.

Net income totaled $210.8 million for the fiscal year ended September 30, 2023, compared with $272.8 million for the fiscal year ended September 24, 2022. Basic and diluted earnings per share for Class A Common Stock were $11.35 and $11.10, respectively, for the fiscal year ended September 30, 2023, compared with $14.69 and $14.36, respectively, for the fiscal year ended September 24, 2022. Basic and diluted earnings per share for Class B Common Stock were each $10.32 for the fiscal year ended September 30, 2023, compared with $13.35 of basic and diluted earnings per share for the fiscal year ended September 24, 2022.

Capital expenditures for the 2023 fiscal year totaled $173.6 million compared with $119.6 million for the 2022 fiscal year.

The Company currently has the full amount available under its $150.0 million line of credit. The Company believes its financial resources, including the line of credit and other internal and anticipated external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 198 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages as the economy recovers from the COVID-19 pandemic; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

INGLES MARKETS, INCORPORATED
(Amounts in thousands except per share data)

Unaudited Financial Highlights
Consolidated Statements of Income

	Quarter Ended		Year Ended
	Sept. 30,	Sept. 24,	Sept. 30,	Sept. 24,
	2023	2022	2023	2022

Net sales	$1,584,995	$1,452,020	$5,892,782	$5,678,835
Gross profit	369,720	364,783	1,404,915	1,415,768
Operating and administrative expenses	299,400	268,027	1,115,381	1,040,194
Gain from sale or disposal of assets	1,276	122	2,770	1,358
Income from operations	71,596	96,878	292,304	376,932
Other income, net	2,978	1,701	8,269	5,846
Interest expense	5,935	5,383	22,068	21,508
Income tax expense	15,998	23,030	67,693	88,511
Net income	$52,641	$70,166	$210,812	$272,759

Basic earnings per common share – Class A	$2.83	$3.78	$11.35	$14.69
Diluted earnings per common share – Class A	$2.77	$3.69	$11.10	$14.36
Basic earnings per common share – Class B	$2.57	$3.43	$10.32	$13.35
Diluted earnings per common share – Class B	$2.57	$3.43	$10.32	$13.35

Additional selected information:
Depreciation and amortization expense	$29,162	$29,278	$115,979	$117,802
Rent expense	$2,731	$2,331	$10,592	$10,874

Consolidated Balance Sheets

	Sept. 30,		Sept. 24,
	2023		2022
ASSETS
Cash and cash equivalents	$328,540		$267,199
Receivables-net	107,571		97,157
Inventories	493,860		457,946
Other current assets	22,586		15,830
Property and equipment-net	1,431,872		1,374,031
Other assets	89,417		83,348
TOTAL ASSETS	$2,473,846		$2,295,511

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,527		$17,621
Accounts payable, accrued expenses and current portion of other long-term liabilities	313,007		316,157
Deferred income taxes	67,187		73,578
Long-term debt	532,632		554,287
Other long-term liabilities	84,521		74,274
Total Liabilities	1,014,874		1,035,917
Stockholders' equity	1,458,972		1,259,594
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,473,846		$2,295,511

Contacts

Ingles Markets, Inc.
Pat Jackson, Chief Financial Officer
pjackson@ingles-markets.com
(828) 669-2941 (Ext. 223)